EXHIBIT 5.1


                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                                ATTORNEYS AT LAW
                               2800 LASALLE PLAZA
                               800 LASALLE AVENUE
                        MINNEAPOLIS, MINNESOTA 55402-2015
                            TELEPHONE (612) 349-8500
                            FACSIMILE (612) 339-4181



                                  April 2, 1998


Recovery Engineering, Inc.
9300 North 75th Avenue
Minneapolis, MN 55428

        Re:    Registration Statement on Form S-3
               Registration No. 333-46833

Ladies and Gentlemen:

We have acted as legal counsel for Recovery Engineering, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,150,000 shares (the "Shares") of common stock, $.01 par value, (the "Common Stock") of the Company, including 150,000 shares subject to the Underwriters' over-allotment option.

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; (c) the Registration Statement and the Prospectus included as a part thereof (the "Prospectus"); and (d) the form of Underwriting Agreement included as an exhibit to the Registration Statement (the "Underwriting Agreement"). In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. All necessary corporate action has been taken by the Company to authorize the issuance of (a) the 1,000,000 Shares to be issued by the Company, and (b) up to an additional 150,000 Shares issuable by the Company upon exercise of the Underwriters' over-allotment option.

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3.       The Shares are validly authorized by the Company's Articles of
         Incorporation, as amended, and when issued and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                          Sincerely,

                                          ROBINS, KAPLAN, MILLER & CIRESI L.L.P.


                                          By  /s/ Eric O. Madson
                                              ----------------------------------
                                                  Eric O. Madson